      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1997
                                                       REGISTRATION NO. 333-9995
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CAPITAL BEVERAGE CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            DELAWARE                             5181                            13-3878747
  (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
        OF INCORPORATION)             CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                            1111 EAST TREMONT AVENUE
                             BRONX, NEW YORK 10460
                                 (718) 409-2337
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          CARMINE N. STELLA, PRESIDENT
                          CAPITAL BEVERAGE CORPORATION
                            1111 EAST TREMONT AVENUE
                             BRONX, NEW YORK 10460
                                 (718) 409-2337
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                              COPIES TO:
              WILLIAM E. WEBER, ESQ.                              M. DAVID SAYID, ESQ.
                   WEBER & WEBER                                  SAYID AND ASSOCIATES
                  300 RABRO DRIVE                                 411 HACKENSACK AVENUE
             HAUPPAUGE, NEW YORK 11788                        HACKENSACK, NEW JERSEY 07601
             TELEPHONE: (516) 232-0301                           TELEPHONE: 201-525-4746
                FAX: (516) 232-0817                                 FAX: 201-525-0831

     APPROXIMATE DATE OF SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If this form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [ ]

     If this form is a Post-Effective Amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434 of the Securities Act, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                         Proposed          Proposed
                                                        Amount           Maximum           Maximum         Amount of
             Title of Each Class of                     to be         Offering Price      Aggregate       Registration
           Securities to be Registered              Registered(1)    Per Security(2)    Offering Price        Fee
-----------------------------------------------------------------------------------------------------------------------
Units, consisting of one (1) share of Common
  Stock, $.001 par value, and one-half ( 1/2)
  Class A Warrant................................        800,000          $6.25(3)       $  5,000,000      $ 1,515.15
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value....................        800,000          --                       --              --
-----------------------------------------------------------------------------------------------------------------------
Class A Warrants(4)..............................        400,000            --                     --              --
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, underlying the
  Class A Warrants (4)(5)........................        400,000          $6.25          $  2,500,000      $   757.57
-----------------------------------------------------------------------------------------------------------------------
Representative's Unit Purchase Option(6).........         80,000          $ .001         $     100.00      $     1.00
-----------------------------------------------------------------------------------------------------------------------
Units, each Unit consists of one (1) share of
  Common stock, par value $.001 per share, and
  one-half ( 1/2) Class A Warrant(6).............         80,000          $7.50          $    600,000      $   181.18
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value underlying
  Representative's Unit Purchase Option..........         80,000          --                       --              --
-----------------------------------------------------------------------------------------------------------------------
Class A Warrants underlying Representative's Unit
  Purchase Option................................         40,000          --                       --              --
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share,
  underlying Class A Warrants in Representative's
  Unit Purchase Option(7)........................         40,000          $5.00          $    200,000      $    68.96
-----------------------------------------------------------------------------------------------------------------------
Selling Securityholders..........................
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share(8).......        300,000          $6.00          $  1,800,000      $   545.45
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share, issuable
  upon conversion of Series A Preferred
  Stock(9).......................................        337,500          $6.00          $  2,025,000      $   613.63
-----------------------------------------------------------------------------------------------------------------------
Class A Warrants(10).............................        675,000            .25          $    168,750      $    51.14
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share,
  underlying Class A Warrants(11)................        675,000          $6.25          $  4,218,750      $ 1,278.41
-----------------------------------------------------------------------------------------------------------------------
Total............................................             --          --                       --      $ 5,012.49
Previously Paid..................................             --          --                       --      $ 9,329.20
Total Amount Due.................................             --          --                       --      $       --
=======================================================================================================================

 (1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers such additional indeterminate number of shares of Common Stock and Class A Common Stock Purchase Warrants(the "Class A Warrants") as may be issued by reason of adjustments in the number of shares of Common Stock and Class A Warrants pursuant to anti-dilution provisions contained in the Class A Warrants being registered hereunder and in the Representative's unit purchase option (the "Unit Purchase Option"). Because such additional shares of Common Stock and Class A Warrants will, if issued, be issued for no additional consideration, no registration fee is required.
 (2) Estimated solely for purposes of calculating registration fee.
 (3) Of such Unit purchase price, $6.00 has been allocated to the Common Stock and $.25 has been allocated to each one-half ( 1/2) Class A Warrant ($.50 per whole Class A Warrant).
 (4) Each whole Class A Warrant is exercisable over a four (4) year period commencing on the Effective Date of this Offering into one (1) share of Common Stock at an exercise price of $6.25 per share.
 (5) The number of shares of Common Stock specified is the number which may be acquired by the holders of the Units upon exercise of whole Class A Warrants at the exercise price thereof.
 (6) The Representative's Unit Purchase Option entitles the Representative to purchase up to 80,000 Units at 120% of the offering price.
 (7) Represents shares of Common Stock that are issuable upon exercise of the Class A Warrants included in the Representative's Unit Purchase Option.
 (8) Represents 300,000 shares of Common Stock that may be sold from time to time by an officer of the Company. Such officer has agreed that he will not sell any of such shares prior to the expiration of two (2) years after the Effective Date without the consent of the Representative.
 (9) Represents 337,500 shares of Common Stock that may be offered for sale from time to time by the Selling Securityholders. Such 337,500 shares of Common Stock are issuable by the Company to the Selling Securityholders upon conversion during the period commencing 180 days and ending 360 days after the Effective Date of 337,500 shares of Series A Preferred Stock acquired by such Selling Securityholders in the Company's 1996 Private Placement Financing, unless R.D. White & Co., Inc. and the Company consent to the conversion of all of the Series A Preferred Stock prior to such 180th day.
(10) Represents 675,000 Class A Warrants issued to 26 accredited investors in the Company's Private Placement of Units of Series A Preferred Stock and Class A Warrants, which occurred between January and March 1996.
(11) Represents shares of Common Stock either that may be resold by the Selling Securityholders after acquisition of such shares upon exercise of Class A Warrants held by such Selling Securityholders or, alternatively, that may be issued by the Company to those individuals or entities that purchase Class A Warrants from the Selling Securityholders.
================================================================================

                          CAPITAL BEVERAGE CORPORATION

                             CROSS-REFERENCE SHEET

          SHOWING LOCATION IN PROSPECTUS OF PART I ITEMS OF FORM SB-2

               ITEM NUMBER AND HEADING
         IN FORM SB-2 REGISTRATION STATEMENT                  LOCATION IN PROSPECTUS
      ------------------------------------------    ------------------------------------------
  1.  Front of Registration Statement and
        Outside Front Cover of Prospectus.......    Front of Registration Statement; Outside
                                                    Front Cover Page of Prospectus
  2.  Inside Front and Outside Back Cover Pages
        of Prospectus...........................    Inside Front and Outside Back Cover Pages
                                                    of Prospectus
  3.  Summary Information and Risk Factors......    Prospectus Summary; Risk Factors
  4.  Use of Proceeds...........................    Prospectus Summary; Use of Proceeds
  5.  Determination of Offering Price...........    Risk Factors; Underwriting
  6.  Dilution..................................    Risk Factors; Dilution
  7.  Selling Securityholders...................    Selling Securityholders
  8.  Plan of Distribution......................    Outside Front Cover Page of Prospectus;
                                                    Underwriting
  9.  Legal Proceedings.........................    Business
 10.  Directors, Executive Officers, Promoters
        and Control Persons.....................    Management
 11.  Security Ownership of Certain Beneficial
        Owners and Management...................    Principal Stockholders
 12.  Description of Securities.................    Description of Securities
 13.  Interest of Named Experts and Counsel.....    Legal Matters; Experts
 14.  Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities.............................    Risk Factors; Management
 15.  Organization Within Last Five Years.......    Prospectus Summary; Business
 16.  Description of Business...................    Prospectus Summary; Risk Factors; Business
 17.  Management's Discussion and Analysis or
        Plan of Operation.......................    Management's Discussion and Analysis of
                                                    Financial Condition and Results of
                                                    Operations
 18.  Description of Property...................    Business
 19.  Certain Relationships and Related
        Transactions............................    Certain Transactions; Management
 20.  Market for Common Equity and Related
        Stockholder Matters.....................    Outside Front Cover Page of Prospectus;
                                                    Prospectus Summary; Dividend Policy;
                                                    Description of Securities; Shares Eligible
                                                    for Future Sale
 21.  Executive Compensation....................    Management
 22.  Financial Statements......................    Selected Financial Data; Financial
                                                    Statements
 23.  Changes in and Disagreements with
        Accountants on Accounting and Financial
        Disclosure..............................    Not Applicable

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the General Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.

     Section 145(g) of the General Corporation Law provides in general that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

     The Company's By-Laws and Certificate of Incorporation provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law.

     Section 102(b) of the General Corporation Law permits a Delaware corporation, by so providing in its Certificate of Incorporation, to eliminate or limit the personal liability of a director to the corporation for damages arising out of certain alleged breaches of the director's duties to the corporation. The General Corporation Law, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) for breach of the director's duty of loyalty to the corporation of its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful purchase or redemption of its capital stock, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation eliminates the personal liability of the directors to the fullest extent permitted by Section 102(b) of the General Corporation Law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of the estimated expenses to be incurred by the Registrant in connection with this Offering (excluding the Representative's non-accountable expense allowance):

    SEC Registration fee....................................................    $  8,892
    NASD filing fee.........................................................       3,098
    NASDAQ listing fee......................................................      10,000
    Blue Sky fees and expenses..............................................      30,000*
    Printing and engraving expenses.........................................      75,000*
    Legal fees and expenses of issuance.....................................     100,000*
    Accounting fees and expenses............................................      60,000*
    Transfer agent fees and expenses........................................       5,000*
    Miscellaneous...........................................................      53,010*
                                                                                --------
      TOTAL.................................................................    $345,000*
                                                                                ========

---------------
* Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     Within the past three years, the Registrant sold the following securities.

PRIVATE PLACEMENT OF UNITS

     Between December 1995 and March 1996, the Company conducted a private offering under Section 4(2) of the Securities Act and Regulation D promulgated thereunder, of units ("Units") of its Series A Preferred Stock and Class A Warrants (the "Units Financing"). Each Unit consisted of 12,500 shares of Series A Preferred Stock and 25,000 Class A Warrants. A total of 27 Units, consisting of an aggregate of 337,500 shares of Series A Preferred Stock and 675,000 Class A Warrants, were sold to 26 "accredited investors" (as such term is defined in the Securities Act) for gross offering proceeds of $1,350,000. Pursuant to an Agency Agreement, dated December 6, 1995, the Company retained the Representative as its exclusive agent in connection with the Units Financing and paid the Representative a selling commission equal to 10% of the gross proceeds from the sale of the Units ($135,000) and a non-accountable expense allowance equal to 1% of such gross proceeds ($13,500). Approximately $800,000 of the net proceeds of the Units Financing were used to acquire the Pabst Distribution Rights. The balance of such net proceeds were used for purchase of inventory of Pabst Products, for legal fees related to such financing and general corporate purposes.

PRIVATE PLACEMENT OF BRIDGE NOTES

     In June 1996, the Company conducted a private offering under Section 4(2) of the Securities Act and Regulation D promulgated thereunder, of its 12% Convertible Bridge Notes ("Bridge Financing"). The Convertible Bridge Notes were purchased by two (2) accredited investors for aggregate gross offering proceeds of $250,000. The Convertible Bridge Notes, including accrued interest thereon, are due one (1) year after issuance but will automatically be converted into an aggregate of 2,500,000 Class A Warrants upon the Effective Date of this Prospectus. The Company retained the Investors Associates Inc. as its exclusive placement agent (the "Placement Agent") in connection with such private placement. As compensation for the services as Placement Agent, the Company paid the Investors Associates Inc. a selling commission equal to 10% of the gross proceeds of the Bridge Financing in ($25,000) and a non-accountable expense allowance of 1% of such gross proceeds ($2,500). The proceeds of the Bridge Financing were used principally for purchase of inventory of Pabst Products, for legal fees related to such financing and general corporate purposes. In June 1997, the holders of all of the Convertible Bridge Note waived their right to convert the notes into Class A Warrants. The Convertible Bridge Notes will be repaid in full with the proceeds of this offering.

     In connection with all the transactions described above, no general advertisement or solicitation of offerees was made, and all purchasers signed and delivered to the Registrant agreements wherein they represented, among other things, that the securities would be held for their own account, for investment only and not with a view to the distribution thereof. The certificates representing such securities bear legends restricting transferability in transactions not registered under the Act, and the Registrant's records bear stop transfer restrictions with respect thereto.

ITEM 27.  EXHIBITS

                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT NO.                          DESCRIPTION OF EXHIBIT                               PAGES
-----------   ---------------------------------------------------------------------    ------------
     1.1      Form of Underwriting Agreement.**
     1.2      Form of Agreement Among Underwriters.**
     1.3      Form of Selected Dealer Agreement.**
     3.1      Certificate of Incorporation.**
     3.2      Certificate of Designations, As Amended, Relating to Series A
              Preferred Stock.**
     3.3      Form of Certificate of Designations Relating to Series B Preferred
              Stock.**
     3.4      ByLaws.**
     4.1      Specimen Common Stock Certificate.**
     4.2      Specimen Series A Preferred Stock Certificate.**
     4.3      Specimen Series B Preferred Stock Certificate.**
     4.5      Form of Convertible Bridge Note.**
     4.6      Form of Class A Warrants Issued to Certain Members of Management.**
     4.7      Form of Class A Warrants Issued in 1996 Private Placement
              Financing.**
     4.8      Form of Representative's Unit Purchase Option Agreement.**
     4.9      Form of Warrant Agreement.**
     5.1      Opinion of Law Offices of Weber & Weber, Counsel for the Registrant,
              as to the legality of the Securities being registered.**
    10.1      Agreement with Consolidated Beverage Corp. relating to Pabst
              Distribution Rights **
    10.2      Form of Series of Promissory Notes to Consolidated Beverage
              Corporation **
    10.3      Bill of Sale from Consolidated Beverage Corp. to Registrant.**
    10.4      Distributorship Agreement with Pabst Brewing Company**
    10.5      Agency Agreement with Vito Santoro, Inc.**
    10.6      Employment Agreement between Registrant and Carmine N. Stella.**
    10.7      1996 Incentive Stock Option Plan.**
    10.8      Agreement with Carmine N. Stella relating to Option to acquire Vito
              Santoro, Inc.**
    10.9      Merger Agreement relating to Vito Santoro, Inc.**
    23.1      Consent of Feldman, Radin & Co., P.C., Certified Public Accountants.
    23.2      Consent of Weber & Weber (included in their opinion filed as Exhibit
              5.1).
    24.1      Power of Attorney (contained on signature page hereof).**

---------------
** Previously filed.

ITEM 28.  UNDERTAKINGS

     The undersigned small business issuer undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii) include any material information relating the plan of distribution not previously disclosed in the Registration Statement or any material change in such information.

     (2) For the purpose of determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     The small business issuer hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497
(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

     For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered in the Registration Statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

     If the Company becomes aware subsequent to the effective date of this registration statement that either the Underwriter, or any other underwriter or dealer intends to acquire securities from any Selling Securityholder or if the Underwriter waives any lock-up agreement, a post-effective amendment will be required to reflect the acquisition of 10% or more of the Company's unrestricted securities and a sticker supplement will be required if the amount involved falls between the range of 5% and 10% of the Company's unrestricted securities.

     The Underwriter has not entered into any plans, proposals, agreements or understandings with any of the Selling Securityholders with respect to the purchase or sale of the Selling Securityholders' shares. In the event the Underwriter enters into any transaction with Selling Securityholders involving the sale of five percent

(5%), but less than ten percent (10%) of the shares registered by Selling Securityholders in the aggregate hereunder, the Company will file a "sticker" supplement to this Registration Statement pursuant to Rule 424(c) of the Securities Act. Further, in the event the Underwriter enters into a transaction with Selling Securityholders involving the sale of ten percent (10%) or greater of the Selling Securityholders' shares, in the aggregate, registered hereunder, the Company shall have to file a post-effective amendment to this Registration Statement.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Hauppauge, State of New York, on July 8, 1997.


                                          CAPITAL BEVERAGE CORPORATION

                                          By: /s/ CARMINE N. STELLA

                                            ------------------------------------
                                            Name: Carmine N. Stella
                                              Title:  Chairman of the Board,
                                                      President and Chief
                                                      Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carmine N. Stella and Eugene Fernandez, each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 8, 1997, by the following persons in the capacities indicated:


                    NAME                                           TITLE
---------------------------------------------  ---------------------------------------------

            /s/ CARMINE N. STELLA              Chairman of the Board, President and Chief
---------------------------------------------    Executive Officer (Principal Executive
              Carmine N. Stella                  Officer)

            /s/ CAROL MACCHIARULO              Secretary and Treasurer (Principal Financial
---------------------------------------------    and Accounting Officer)
              Carol Macchiarulo

            /s/ EUGENE FERNANDEZ               Director
---------------------------------------------
              Eugene Fernandez

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                     DESCRIPTION OF EXHIBIT
-------    ------------------------------------------------------------------------------------
   1.1     Form of Underwriting Agreement.**
   1.2     Form of Agreement Among Underwriters.**
   1.3     Form of Selected Dealer Agreement.**
   3.1     Certificate of Incorporation.**
   3.2     Certificate of Designations, As Amended, Relating to Series A Preferred Stock.**
   3.3     Form of Certificate of Designations Relating to Series B Preferred Stock.**
   3.4     ByLaws.**
   4.1     Specimen Common Stock Certificate.**
   4.2     Specimen Series A Preferred Stock Certificate.**
   4.3     Specimen Series B Preferred Stock Certificate.**
   4.5     Form of Convertible Bridge Note.**
   4.6     Form of Class A Warrants Issued to Certain Members of Management.**
   4.7     Form of Class A Warrants Issued in 1996 Private Placement Financing.**
   4.8     Form of Representative's Unit Purchase Option Agreement.**
   4.9     Form of Warrant Agreement.**
   5.1     Opinion of Law Offices of Weber & Weber, Counsel for the Registrant, as to the
           legality of the Securities being registered.**
  10.1     Agreement with Consolidated Beverage Corp. relating to Pabst Distribution Rights **
  10.2     Form of Series of Promissory Notes to Consolidated Beverage Corporation **
  10.3     Bill of Sale from Consolidated Beverage Corp. to Registrant.**
  10.4     Distributorship Agreement with Pabst Brewing Company**
  10.5     Agency Agreement with Vito Santoro, Inc.**
  10.6     Employment Agreement between Registrant and Carmine N. Stella.**
  10.7     1996 Incentive Stock Option Plan.**
  10.8     Agreement with Carmine N. Stella relating to Option to acquire Vito Santoro, Inc.**
  10.9     Merger Agreement relating to Vito Santoro, Inc.**
  23.1     Consent of Feldman, Radin & Co., P.C., Certified Public Accountants.
  23.2     Consent of Weber & Weber (included in their opinion filed as Exhibit 5.1).
  24.1     Power of Attorney (contained on signature page hereof).**

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 * To be filed by amendment.

** Previously filed.